SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 22, 2004

XTO ENERGY INC.

(Exact name of registrant as specified in its charter)

Delaware	1-10662	75-2347769
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

810 Houston Street, Fort Worth, Texas	76102
(Address of principal executive offices)	(Zip Code)

(817) 870-2800

(Registrant’s telephone number, including area code)

Item 5. Other Events.

The Company has added price hedges for future sales of oil and natural gas primarily related to the Company’s recently announced acquisitions. The following table details these commodity swap transactions:

Production Period	Daily Production	NYMEX Price	% of Acquisition Production Hedged (a)
NATURAL GAS
July 2004—Dec 2005	50,000 Mcf	$6.34	55%
OIL
July 2004—Dec 2005	10,000 Bbl	$35.91	50%

(a)	Based on combined initial production volumes for ExxonMobil and ChevronTexaco transactions.

The Company’s hedging positions for its base production are unchanged from those reported in its Form 10-Q for the quarter ended March 31, 2004.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

XTO ENERGY INC.

Date: June 23, 2004	By:	/s/ BENNIE G. KNIFFEN
Bennie G. Kniffen Senior Vice President and Controller